                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
        OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. _________)

Check the appropriate box:
[X]     Preliminary information statement    [ ]  Confidential, for use of the
                                                  Commission only (as
[ ]     Definitive information statement          permitted by Rule 14c-5(d)(2))

                            PAVING STONE CORPORATION
             -------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[X]     Fee computed on table below per  Exchange  Act Rules  14c-5(g) and 0-11.

(1)     Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------
(2)     Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------

(4)     Proposed maximum aggregate value of transaction:
------------------------------------------------------------------------------

(5)     Total fee paid:

------------------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
------------------------------------------------------------------------------

        (2) Form, Schedule or Registration Statement No.:
------------------------------------------------------------------------------

        (3) Filing Party:
------------------------------------------------------------------------------
        (4) Date Filed:

------------------------------------------------------------------------------

                        PRELIMINARY INFORMATION STATEMENT
                              DATED: JUNE 17, 2003

                            PAVING STONE CORPORATION
                              1760 N.W. 22ND COURT
                          POMPANO BEACH, FLORIDA 33069
                                 (954) 971-3235

                              INFORMATION STATEMENT

         This information statement (the "INFORMATION STATEMENT") is furnished to the shareholders of Paving Stone Corporation, a Nevada corporation (the "PAVING STONE"), with respect to a certain corporate action of Paving Stone.

         The  corporate  action  involves  one  (1)  proposal  (the  "Proposal")
providing  for  the   following   amendment  to  Paving   Stone's   Articles  of
Incorporation to:

         1. Increase the authorized common stock, $0.00001 par value, of Paving Stone from 150,000,000 shares to 750,000,000 shares and to authorize 25,000,000 shares of preferred stock, $0.00001 par value.

         ONLY PAVING STONE'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JULY 10, 2003 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSAL. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF PAVING STONE'S 28,726,082 THEN-ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSAL HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF PAVING STONE. PAVING STONE INTENDS TO APPROVE THE PROPOSAL BY WRITTEN CONSENT IN LIEU OF A MEETING NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

                       BY ORDER OF THE BOARD OF DIRECTORS





                           MAURICE SIGOUIN, PRESIDENT



                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY



Pompano Beach, Florida
June 17, 2003

                                TABLE OF CONTENTS
                                                                                                               PAGE NO.

ABOUT THE INFORMATION STATEMENT...................................................................................1

                  What is the purpose of the information statement?...............................................1

                  We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy..................1

                  What vote is required to approve the proposal to increase Paving Stone's capital stock?.........1

                  Beneficial Owners And Management................................................................2

PROPOSAL - AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED
     SHARES OF COMMON STOCK AND PREFERRED STOCK                                                                   3

                  Description Of Securities.......................................................................5

                           Capital Stock..........................................................................5

                           Transfer Agent.........................................................................5

                  Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation............................5

ADDITIONAL INFORMATION............................................................................................6

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON..........................................6

PROPOSALS BY SECURITY HOLDERS.....................................................................................6

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS......................................................6


                            PAVING STONE CORPORATION
                              1760 N.W. 22ND COURT
                          POMPANO BEACH, FLORIDA 33069

                              ---------------------


                              INFORMATION STATEMENT
                                  JUNE 17, 2003


                            -------------------------


         This Information Statement, expected to be mailed on or about July 1, 2003, is furnished in connection with certain shareholders of Paving Stone
Corporation, a Nevada Corporation ("Paving Stone"), having more than fifty percent (50%) of the total voting shares of Paving Stone, providing their written consent to the proposed actions as set forth in this Information Statement, no sooner than twenty (20) days following the mailing of this Information Statement, but as soon as practicable thereafter.


                         ABOUT THE INFORMATION STATEMENT


WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

         A majority of Paving Stone's anticipated shareholders as of the record date, July 25, 2003, have indicated that they intend to act upon a certain corporate matter by written consent outlined in this information statement, consisting of the approval of an amendment to Paving Stone's Articles of Incorporation to increase the authorized common stock to 750,000,000 shares and to authorize 25,000,000 shares preferred stock.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

         As of June 17, 2003, there were 28,726,082 Common Stock shares outstanding that may be voted upon by the shareholders of Paving Stone. Therefore, pursuant to Section 78.320 of the Nevada General Corporation Law, any action required by this chapter to be taken at any annual or special meeting of stockholders of Paving Stone, may be taken without a meeting, if the written consent, setting forth the action so taken, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon, were present and voted. Pursuant to Paving Stone's Certificate of Incorporation and its By-laws, the written consent of a majority of the outstanding and voting shares of Paving Stone would be required. On June 17, 2003, in the aggregate, there were a total of 28,726,082 votes that may have voted at any meeting of shareholders. A majority of this total equals 14,363,042 votes. This Information Statement will be mailed to all shareholders of record as of July 25, 2003.


WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL TO INCREASE PAVING STONE'S CAPITAL STOCK?

         INCREASED AUTHORIZED SHARES OF COMMON STOCK AND AUTHORIZE SHARES OF PREFERRED STOCK. For the approval of an amendment to Paving Stone's Articles of Incorporation to increase the authorized shares of Paving Stone's common stock from 150,000,000 to 750,000,000 and to authorize 25,000,000 shares of Paving Stone's preferred stock, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 14,363,042 will be required for approval. Paving Stone anticipates that, as of the record date, July 25, 2003, there will be 28,726,082 shares of common stock issued and outstanding.

BENEFICIAL OWNERS AND MANAGEMENT

         The following table contains information about the beneficial ownership of our common stock as of June 17, 2003 for (i) each person who beneficially owns more than five percent of the common stock; (ii) each of our directors;
(iii) the named executive officers; and (iv) all directors and executive officers as a group.

         Unless otherwise indicated, the address for each person or entity named below is c/o Paving Stone Corporation, 1760 N.W. 22nd Court, Pompano Beach, Florida 33069.

         For the purpose of this table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 17, 2003. Shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

                                                        AMOUNT AND
                         NAME AND ADDRESS OF             NATURE OF
TITLE                    BENEFICIAL OWNER            BENEFICIAL OWNER      PERCENT OF CLASS
--------------------     -------------------------  --------------------  ------------------

Common Stock             Maurice F. Sigouin             16,040,000              55.86%
                         1760 N.W. 22nd Court,
                         Pompano Beach, FL  33069

Common Stock             Paver Installation LP           4,000,000              13.92%

Common Stock             Jace Simmons                    1,320,000               4.60%
                         1760 N.W. 22nd Court,
                         Pompano Beach, FL  33069


              PROPOSAL - AMENDMENT TO THE ARTICLES OF INCORPORATION
        TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK

         Paving Stone's Board of Directors propose an amendment to Paving Stone's Articles of Incorporation to increase the number of authorized shares of common stock, $0.0001 par value per share, from 150,000,000 to 750,000,000 shares, and to authorize 25,000,000 shares of preferred stock.

         The amendment to Paving Stone's Articles of Incorporation would provide for the authorization of 600,000,000 additional shares of Paving Stone's common stock and 25,000,000 shares of preferred stock. As of June 17, 2003, 28,726,082 shares of Paving Stone's common stock are issued and outstanding and no shares of preferred stock were outstanding. Paving Stone anticipates that, as of the record date, July 25, 2002, there will be 28,726,082 shares of common stock issued and outstanding.

         The amendment to Paving Stone's Articles of Incorporation shall be filed with the Nevada Secretary of State so that ARTICLE FOUR-CAPITAL STOCK of the Articles of Incorporation shall be as follows:

                  "The maximum number of shares of stock which this corporation is authorized to have outstanding at any one time is 775,000,000, consisting of 750,000,000 shares of common stock having $0.0001 par value per share, and 25,000,000 of preferred stock having $0.0001 par value per share. The Board of Directors is vested with the authority to prescribe the classes, series, and the number of each class or series of stock, and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock."

PURPOSE OF INCREASING CAPITAL STOCK

         Paving Stone may use some or all of these shares for security needed pursuant to a proposed Collateral Loan Agreement and Promissory Note ("Loan
Agreement") with Mercatus & Partners Ltd., a Cardiff, Wales corporation ("Mercatus"). Pursuant to the proposed Loan Agreement, Mercatus shall agree to use its best efforts to provide Paving Stone with a loan in the total amount of $4,000,000. Loans under the proposed Loan Agreement shall bear interest at five and one-half percent (5.5%) and have a five (5) year term. To secure Paving Stone's obligations under the Loan Agreement, Paving Stone shall be required to deliver to Mercatus shares of Paving Stone's preferred stock that are convertible into shares of Paving Stone's common stock. If Paving Stone enters into the Loan Agreement, Paving Stone shall deliver 10,000,000 shares of convertible preferred stock to Mercatus, which upon loan default, and only upon default, shall be convertible into approximately 300,000,000 shares of Paving Stone's common stock. If Mercatus converts all, or a significant portion of the preferred shares, a change of control of Paving Stone would likely result. The preferred stock shall also have preferences to other classes of stock with regards to liquidation, but shall not be entitled to dividends. The shares of preferred stock shall not be subject to mandatory redemption rights of Paving Stone, other than upon full repayment of all loans and interest due under the Loan Agreement. Paving Stone shall receive the shares of preferred stock back from Mercatus upon full repayment of all loans and interest or if Mercatus fails to obtain any loan proceeds for Paving Stone.

         In additional to the reasons specified above, Paving Stone's Board of Directors believes that it is desirable to have additional authorized shares of common stock and preferred stock available for possible future financings, possible future acquisition transactions and other general corporate purposes. Having such additional authorized shares of common stock and preferred stock available for issuance in the future would give Paving Stone greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to the proposed Loan Agreement and future financings and acquisitions could dilute existing shareholders, management believes that such transactions would increase the value of Paving Stone to our shareholders.

         There are certain advantages and disadvantages of voting for an increase in Paving Stone's authorized common stock and preferred stock. The advantages include:

o        The ability to raise capital by issuing capital stock.

o        To have shares available to pursue business expansion opportunities.

The disadvantages include:

o Potential dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

o Provoking short-selling in our common stock, which would put downward pressure on the market price of our common stock.

o Increasing the supply of shares of stock. This supply of stock without a corresponding demand could cause the market price of our stock to decline.

o A potential change of control if all or a significant block of the preferred shares to be issued are converted into shares of common stock or a significant number of shares of common stock are otherwise issued.

DESCRIPTION OF SECURITIES


CAPITAL STOCK

         Prior to the proposed amendment, the authorized capital stock of Paving Stone consists of 150,000,000 shares of common stock, $0.0001 par value per share, and no shares of preferred stock. As of June 17, 2003, we had 26,795,382 shares of our common stock outstanding and no shares of preferred outstanding. The following description is a summary of the capital stock of Paving Stone and contains the material terms of the capital stock. Additional information can be found in Paving Stone's Articles of Incorporation and Bylaws.

         COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of Paving Stone, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

         PREFERRED STOCK. If the proposed amendment is approved by holders of a majority of our outstanding common stock, the Board of Directors shall be authorized, subject to any limitations prescribed by Nevada General Corporation Law, or the rules of any quotation system or national securities exchange on which stock of Paving Stone may be quoted or listed, to provide for the issuance of shares of preferred stock in one or more series; to establish from time to time the number of shares to be included in each such series; to fix the rights, powers, preferences, and privileges of the shares of such series, without any further vote or action by the shareholders. Depending upon the terms of the preferred stock established by the Board of Directors, any or all series of preferred stock could have preference over the common stock with respect to dividends and other distributions and upon liquidation of Paving Stone or could have voting or conversion rights that could adversely affect the holders of the outstanding common stock.

         OPTIONS. Subsequent to March 31, 2003, Paving Stone issued 405,000 options pursuant to its Stock Option Plan at an average exercise price of $0.075 to consultants for services. The options were valued at $35,735 or $0.088 per share based on the exercise dates.

         WARRANTS. Paving Stone has sold warrants to purchase 1,500,000 shares of our common stock on April 12, 2002.


         TRANSFER AGENT

         Paving Stone's transfer agent is Old Monmouth Stock Transfer Co., Inc. Its address is 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716. Its telephone number is (732) 872-2727.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

         AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Paving Stone that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Paving Stone's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

         The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of Paving Stone by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of Paving Stone's management.


                             ADDITIONAL INFORMATION

         INCORPORATION BY REFERENCE. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to Paving Stone's Annual Report, which is being delivered to the shareholders with this information statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the Annual Report will include a manually signed copy of the accountant's report.


    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         (a) No officer or director of Paving Stone has any substantial interest in the matters to be acted upon, other than his role as an officer or director of Paving Stone.

         (b) No director of Paving Stone has informed Paving Stone that he intends to oppose the proposed actions to be taken by Paving Stone set forth in this information statement.


                          PROPOSALS BY SECURITY HOLDERS

         No security holder has requested Paving Stone to included any proposals in this information statement.


          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

         Only one information statement is being delivered to multiple security holders sharing an address unless Paving Stone has received contrary instructions from one or more of the security holders. Paving Stone shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify Paving Stone that the security holder wishes to receive a separate copy of the information statement by sending a written request to Paving Stone at 1760 N.W. 22nd Court, Pompano Beach, Florida 33069; or by calling Paving Stone at (954) 971-3235 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Maurice P. Sigouin
                                       President


Pompano Beach, Florida
June 17, 2003